Exhibit 3.53
File Number        6712-901-6

To all to whom these Presents Shall Come, Greeting:

I, Jesse White, Secretary of State of the State of Illinois, do hereby certify that I am the keeper of the records of the Department of Business Services. I certify that
ATTACHED HERETO IS A TRUE AND CORRECT COPY, CONSISTING OF 2 PAGE(S), AS TAKEN FROM THE ORIGINAL ON FILE IN THIS OFFICE FOR LKQ TAIWAN HOLDING COMPANY.

In Testimony Whereof, I hereto set my hand and cause to be affixed the Great Seal of the State of Illinois, this 22ND day of NOVEMBER A.D. 2022. /s/ Jesse White
Authentication #: 2232603521 verifiable until 11/22/2023. Authenticate at: https://www.ilsos.gov	SECRETARY OF STATE

FORM BCA 2.10 (rev. Dec. 2003)
ARTICLES OF INCORPORATION
Business Corporation Act

Jesse White, Secretary of State
Department of Business Services
Springfield, IL 62756
217-782-9522
217-782-6961
www.cyberdriveillinois.com

FILED: 03/18/2010 JESSE WHITE SECRETARY OF STATE
See Note 1 on back to determine fees.

Filing Fee: $ 150    Franchise Tax $ 25.00    Total $ 175.00    File # 6712-901-6    Approved:     JR

________ Submit in duplicate _______ Type or Print clearly in black ink ________ Do not write above this line _________

1.    Corporate Name: LKQ Taiwan Holding Company

    The corporate name must contain the word “corporation,” “company,” “incorporated “limited” or an abbreviation thereof.

2.    Initial Registered Agent: National Registered Agents, Inc.
    First Name    Middle Initial    Last Name
    Initial Registered Office:    200 W. Adams St.
    Number    Street    Suite No. (P.O. Box alone is unacceptable)
        Chicago    IL    60606    Cook
    City    ZIP Code    County

3.    Purposes(s) for which the corporation is organized:
    (If more space is needed, attach additional 8 1/2” x 11” sheets.)

The transaction of any or all lawful businesses for which corporations may be incorporated under the Illinois Business Corporation Act.

4.    Paragraph 1 _____ Authorized Shares, Issued Shares and Consideration Received:

Class	Number of Shares Authorized	Number of Shares Proposed to be Issued	Consideration to be Received Thereof
Common	1,000	100	$1.00

		Total = $	1.00

Paragraph 2 - The preferences, qualifications, limitations, restrictions and special or relative rights in respect of the shares of each class are:
(If more space is needed, attach additional 8 1/2” x 11” sheets.)
(cont. on back)

ITEMS 5, 6 AND 7 ARE OPTIONAL
5.a.    Number of Directors constituting the initial board of directors of the corporation: 1
b.    Names and Addresses of persons serving as directors until the first annual meeting of shareholders or until their successors are elected and qualify:

Name	Address	City, State, Zip
Victor M. Casini	40 Deer Path Trail	Burr Ridge, IL 60527

6. a. It is estimated that the value of the property to be owned by the corporation for the following year wherever located will be:		$	__________________
b. It is estimated that the value of the property to be located within the State of Illinois during the following year will be:		$	__________________
c. It is estimated that the gross amount of business that will be transacted by the corporation during the following year will be:		$	__________________
d. It is estimated that the gross amount of business that will be transacted from places of business in the State of Illinois during the following year will be:		$	__________________
7.    Other Provisions: Attach a separate, 8 1/2” x 11” sheet for any other provision to be included in the Articles of Incorporation (e.g., authorizing preemptive rights, denying cumulative voting, regulating internal affairs, voting majority requirements, fixing a duration other than perpetual, etc.).

NAME(S) & ADDRESS(ES) OF INCORPORATOR(S)
8.    The undersigned incorporator(s) hereby declare(s), under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true.

Dated    March 18    , 2010
        Month & Day    Year

	Signature and Name		Address
1.	/s/ Matthew J. McKay Signature Matthew J. McKay Name (Type or Print)	1.	815 Lake Street, Ap. 2N Street Oak Park IL 60301 City/Town State ZIP Code
2.	Signature Name (Type or Print)	2.	Street City/Town State ZIP Code
3.	Signature Name (Type or Print)	3.	Street City/Town State ZIP Code
Signatures must be in BLACK INK on an original document. Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies.
NOTE:    If a corporation acts as incorporator, the name of the corporation and the state of incorporation shall be shown and the execution shall be by a duly authorized corporate officer. Type or print officer’s name and title beneath signature.

Note 1 - Fee Schedule:
    The initial franchise tax is assessed at the rate of 15/100 of 1 percent ($1.50 per $1,000) on the paid-in capital represented in this state. (The minimum initial franchise tax is $25.)
    The filing fee is $150.
    The minimum total due (franchise tax + filing fee) is $175.
Note 2 – Return to: LKQ Taiwan Holding Company Firm name Kari Kloc Attention 120 N. LaSalle St., Suite 3300 Mailing Address Chicago, IL 60602 City, State, ZIP Code